SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                   -------------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                       (Date of earliest event reported):

                                  May 24, 1999

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                                 THERMEDICS INC.
             (Exact name of Registrant as specified in its charter)


Massachusetts                   1-9567                    04-2788806
(State or other               (Commission              (I.R.S. Employer
jurisdiction of               File Number)             Identification Number)
incorporation or
organization)


470 Wildwood Street, P.O. Box 2999
Woburn, Massachusetts                                       01888
(Address of principal executive offices)                 (Zip Code)


                                 (781) 622-1000
                         (Registrant's telephone number
                              including area code)

      This Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward-looking Statements" in Exhibit 13 to the Registrant's Annual Report on Form 10-K for the year ended January 2, 1999. These include risks and uncertainties relating to: government regulation and industry standards, competition and technological change, intellectual property rights, reimbursement by insurers for medical procedures, medical community acceptance of medical devices, availability of materials and components, product liability, international operations, the Registrant's spinout and acquisition strategies, and the potential impact of the year 2000 on processing date-sensitive information.

Item 5.     Other Events

      On May 24, 1999, the Registrant issued a press release regarding certain pretax charges that will be taken by the Registrant.

     The press release stated that the Registrant will record pretax charges totaling approximately $30 million primarily in its second fiscal quarter, which ends July 3, 1999. These charges will be incurred as a result of the Registrant's decision to sell its power electronics and test equipment business to an unrelated third party. If the Registrant has not sold this business prior to the consummation of the previously announced proposed transaction with Thermo Electron Corporation ("Thermo Electron"), then as part of any such transaction the business would be transferred to Thermo Electron as part of that proposed transaction and would subsequently be sold by Thermo Electron to an unrelated third party.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

      (a) Financial Statements of Business Acquired: not applicable.

      (b)   Pro Forma Financial Information: not applicable.

      (c)   Exhibits: not applicable.

                                    SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 25th day of May, 1999.



                                        THERMEDICS INC.


                                        By:  /s/ Theo Melas-Kyriazi
                                             Theo Melas-Kyriazi
                                             Chief Financial Officer